UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

Volkswagen Auto Lease Underwritten Funding, LLC
VW Credit Leasing, LTD.
Volkswagen Auto Lease Trust 2005-A

(Exact Name of Registrant as Specified in Charter)

Delaware Delaware Delaware	333-121824 333-121824-01 333-121824-02	11-365048-3 38-6738618 20-6418328

(State or other jurisdiction of Incorporation)	(Commission File Number)	(Registrants’ I.R.S. Employer Identification Nos.)

3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 754-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

          On July 20, 2005 JP Morgan Chase, N.A., as indenture trustee, made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to the Volkswagen Auto Lease Trust 2005-A. A copy of this Servicer Certificate, which relates to the July 20, 2005 monthly payment and the Collection Period ended June 25, 2005, provided to JP Morgan Chase, N.A., as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit
No.	Document Description

99.1	Volkswagen Auto Lease Trust 2005-A Servicer Certificate for the Collection Period ended June 25, 2005 provided to JP Morgan Chase N.A., as indenture trustee. (Filed with this report.)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on the date indicated.

Dated: July 20, 2005	Volkswagen Auto Lease Underwritten Funding, LLC

	By:	/s/ Timothy J. Flaherty

Timothy J. Flaherty Assistant Treasurer

VW Credit Leasing, LTD. By: VW Credit, Inc. as Servicer

	By:	/s/ Timothy J. Flaherty

Timothy J. Flaherty Assistant Treasurer

Volkswagen Auto Lease Trust 2005-A By: VW Credit, Inc. as Administrator

	By:	/s/ Timothy J. Flaherty

Timothy J. Flaherty Assistant Treasurer

Exhibit Index

Exhibit
No.	Description

99.1	Volkswagen Auto Lease Trust 2005-A Servicer Certificate for the Collection Period ended June 25, 2005 provided to JP Morgan Chase N.A., as indenture trustee. (Filed with this report.)